Exhibit 99.3

INSTRUCTIONS
TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
OF
COLLINS & AIKMAN FLOORCOVERINGS, INC.
In Respect of
Exchange Offer for
9 3/4% Senior Subordinated Notes due 2010
Pursuant to the Prospectus dated May     , 2002

        To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus, dated                    , 2002 (the "Prospectus") of Collins & Aikman Floorcoverings, Inc., a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the $175,000,000 in aggregate principal amount of the Issuer's 9 3/4% Senior Subordinated Notes due 2010 (the "Outstanding Notes") held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

        $                    of the 9 3/4% Senior Subordinated Notes due 2010.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐    TO TENDER Outstanding Notes held by you for the account of the undersigned in the aggregate principal amount of (fill in amount, if any):

    $                    of the 9 3/4% Senior Subordinated Notes due 2010.

        ☐    NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

        (a)  to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)                    , (ii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s), (iv) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (v) except as otherwise disclosed in writing herewith, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (vi) that the undersigned is not a broker-dealer tendering securities directly acquired from the Issuer for its own account, and (vii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer";

        (b)  to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c)  to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Notes.

☐	Check this box if the Beneficial Owner of the Notes is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Outstanding Notes for its own account as a result of market-making activities or other trading activities. If this box is checked, please send a copy of these Instructions to Collins & Aikman Floorcoverings, Inc., attention Chief Financial Officer, facsimile (708) 259-2610.

SIGN HERE
Name of beneficial owner(s):
Signature(s):
Name (please print):
Address:

Telephone number:
Taxpayer Identification or Social Security Number:
Date:

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